EXHIBIT 99.1

Monster Worldwide to Webcast Investment Community Meeting

New York, November 11, 2008— Monster Worldwide, Inc. (NYSE: MWW) announced that its Investment Community Meeting will be webcast live through the Company’s Investor Relations website at http://ir.monster.com. The meeting will be held on Thursday, November 13, 2008 commencing at 8:30 a.m. Eastern Time and ending at approximately 3:00 p.m. Eastern Time, and will feature presentations from the Company’s senior management team. The meeting will be available for replay approximately four hours after the live event.

Contact
Steve Sylven, (978) 461-8503, Steve.Sylven@monster.com

About Monster Worldwide

Monster Worldwide, Inc. (NYSE: MWW), parent company of Monster(R), the premier global online employment solution for more than a decade, strives to inspire people to improve their lives. With a local presence in key markets in North America, Europe, Asia and Latin America, Monster works for everyone by connecting employers with quality job seekers at all levels and by providing personalized career advice to consumers globally. Through online media sites and services, Monster delivers vast, highly targeted audiences to advertisers. Monster Worldwide is a member of the S&P 500 index. To learn more about Monster’s industry-leading products and services, visit www.monster.com.

Special Note: Except for historical information contained herein, the statements made in this release, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, ongoing costs associated with the Company’s historical stock option grant practices, costs associated with the restructuring and security breach, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

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